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                                                                   Exhibit 10.1

                   [NBC NATIONAL BANK OF COMMERCE LETTERHEAD]



February 19, 1998

Mr. Joel Wiens, President
First Western Corp.
P. 0. Box 730
Kimball, NE 69145-0730

RE:  LINE OF CREDIT MODIFICATION

Dear Joel:

This letter shall constitute the agreement ("Agreement") by and among First Western Corp., ("Borrower") and National Bank of Commerce Trust and Savings Association, Lincoln, Nebraska ("NBC"), concerning a modification in the existing bank stock loan, in the form of a $5,000,000-00 increase in the existing revolving line of credit, to Borrower by NBC ("the Loan").

   BORROWER           First Western Corp., a Nebraska bank holding company.

   GUARANTEE          The principal shareholder, Joel H. Wiens, shall provide
                      NBC with a personal guarantee in the amount of $10,000,000.00.

   AMOUNT OF LOAN     Not to exceed $10,000,000.00 (Ten Million Dollars).

   PRICING The Loan shall be priced at 250 basis points over the like "CMT" treasury, and shall be repriced accordingly, Further, there shall be a 10 basis point annual nonusage fee or minimum annual accrued interest of $10,000.00 with this Loan.

   REPAYMENT
   SCHEDULE Interest semi-annual, principal at maturity. Borrower shall have the right to prepay on the Loan, in whole or In part, without penalty.

   COMMITMENT FEE     None.

   TERM OF LOAN       Maturity shall be June 30, 2002.

   PURPOSE OF LOAN    Advances on this Loan are for capital injections to
                      Subsidiary Banks or other investment purposes.

   COLLATERAL         The Loan shall be secured by 9 1 % of the outstanding
                      common  stock of First State Bank, Kimball, Nebraska and
                      81 % of the

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                                                                   Exhibit 10.1


Mr. Joel H. Wiens

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                              outstanding stock of Firstate Bank, Northglenn,
                              Colorado (less any directors qualifying shares).

Covenants                     While any Indebtedness of Borrower remains
                              outstanding and owing to NBC, or immediately prior to any advances hereunder, Borrower agrees that, unless NBC shall otherwise consent in writing:

A.        FURNISH FINANCIAL INFORMATION. Borrower will furnish NBC:

          (i) A copy of quarterly Call Reports of Subsidiary Banks with all Schedules as filed with Subsidiary Banks' regulator, annual copies of the FRY-9 and FRY-6 reports supplied by Borrower to the Federal Reserve, annual Guarantor's financial statement and other items mutually agreed upon by Borrower and NBC.

          (ii) Other such reports and information as NBC shall reasonably request, such as a report on watchlist assets and LLR adequacy of the subsidiary banks.

B. CAPITAL. Borrower will maintain or cause each of its bank subsidiaries to maintain:

          (i) for Borrower, not less than a 6.5% tangible equity capital-to-assets ratio, and

          (ii) for each of its subsidiary banks, not less than a 6.0% tangible equity capital-to-assets ratio. For these purposes, tangible equity capital shall include common stock, surplus and undivided profits, less the cost of treasury stock, If any, and less any intangible assets. Total assets shall similarly be adjusted for any intangible assets.

C. LIMITATION ON INDEBTEDNESS. Borrower will not incur, create or permit any of its subsidiary banks to incur or create any indebtedness nor encumber any assets other than indebtedness and pledging incurred in the ordinary and usual course of Borrower's business and indebtedness incurred by its subsidiary banks in the ordinary and usual course of the business of banking.

D. COMPLIANCE WITH BANKING REGULATIONS. Borrower and its subsidiary banks will comply with all applicable banking laws and regulations.

E. CHANGE IN CONTROL/MERGER/CHANGE IN MANAGEMENT. Borrower and its subsidiaries shall agree not to issue additional shares of common stock, or other classes of stock, nor sell or transfer or suffer the transfer of any of the outstanding stock of Borrower or its subsidiaries. Provided, however, that with respect to Borrower stock, Borrower shareholder's shall be allowed to Shift, transfer of donate shares of Borrower stock without prior NBC approval, so long as the gift, transfer or donation does not result in a change in the control of Borrower by the Wiens family. Neither Borrower or its subsidiaries shall change its name, or merge or consolidate into or with any other corporation, and Borrower shall agree to maintain the individuals currently holding the positions of Chairman and President.

F. REVIEW. Borrower shall cause its subsidiary banks to permit NBC, by any of its designated representatives, to perform an asset and loan review of subsidiary banks at such time or times as NBC may reasonably request and NBC shall



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                                                                   Exhibit 10.1


   Mr. Joel H. Wiens

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          have access to the same materials and Information which would be available to federal and state examiners.

   REPRESENTATIONS &
   WARRANTIES          Borrower represents and warrants to NBC that, both now
                       and on a continuing basis that:

A. CORPORATE EXISTENCE AND AUTHORITY. Borrower Is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nebraska. Borrower is duly registered as a bank holding company under the Bank Holding Company Act of 1956 as amended, and has received all necessary approvals from and filed all necessary applications and reports with the Board of Governors of the Federal Reserve System. Each of its subsidiary banks is a state banking corporation, duly organized, validly existing and in good standing under the laws of the State of Nebraska, or Colorado, and each has all requisite power and authority to engage in the business of banking. The banking and performance by Borrower of this Agreement and the note and security agreement which are Exhibits hereto have been duly authorized by all necessary corporate action and will not violate any provisions of law or of Borrower's charter and bylaws, or result in the breach of any agreement to which Borrower is a party.

B. FINANCIAL CONDITION. The balance sheets and statements of income of Borrower and its subsidiary banks heretofore furnished to NBC are complete and correct and fairly represent the financial condition of Borrower and its subsidiary banks as at the dates of said financial statements and the results of their operations for the periods ending on said dates. Such financial statements were prepared in accordance with generally accepted accounting principles consistently applied. Neither Borrower nor any of Its subsidiary banks has any material liabilities or obligations not reflected by such balance sheets. Since the date of the latest of such statements there has been no material adverse change in the financial condition of Borrower and/or its subsidiary banks.

C. LITIGATION. There are no suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower or any of its subsidiary banks that, if adversely determined, would have a material adverse effect on the financial condition or business of Borrower or its subsidiary banks, and there are no proceedings by or before any bank regulatory or other governmental agency pending, or to the knowledge of Borrower, threatened against Borrower or any of its subsidiary banks,

EVENTS OF DEFAULT   If any event of default as defined in the promissory note or the security agreement shall occur, if any representation of warranty made in this Agreement shall prove to be or to have been Incorrect in any material respect, or if Borrower shall default in the performance of any of the covenants contained herein, then and in any such case NBC may exercise and enforce any or al I of Its rights and remedies provided by the terms of the promissory note, personal guaranty and security agreement and by Nebraska law.



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                                                                   Exhibit 10.1


Mr. Joel H. Wiens

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If this letter agreement is satisfactory, please confirm your acceptance of these terms and conditions by signing and returning one copy of this letter to the attention of the undersigned at NBC.

Sincerely,

National Bank of Commerce
Trust and Savings Association

By:   /s/ Mark D Brase
      -----------------------------
      Assistant Vice President
      Correspondent Banking Center

The terms of the foregoing Letter Agreement are hereby agreed to and accepted. Confirmed and accepted this 25th day of Feb, 1998.

                               First Western Corp.

                             BY: /s/ Joel H Wiens
                                 -------------------

                              Joel Wiens, President


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                                                                   Exhibit 10.1



                             MODIFICATION AGREEMENT

AGREEMENT made this 25th day of February, 1998, between National Bank of Commerce Trust and Savings Association, Lincoln, Nebraska, herein referred to as Lender and First Western Corp., herein referred to as borrower.

WHEREAS, Lender is the holder of a certain programmed lending note made by Borrower dated June 24, 1997 and modified December 24, 1997 in the original amount of $5,000,000.00 with a current balance of $2,400,000,00.

WHEREAS, Borrower has requested and desires a modification of the terms and provisions of said programmed lending note dated June 24, 1997 as modified December 24, 1997 and Lender is agreeable to the same upon the terms and conditions hereinafter contained.

NOW THEREFORE, this Agreement:

I. The parties stipulate and agree that the terms and provisions of the above-described programmed lending note are hereby modified as follows:

          a. The maximum principal balance outstanding shall increase from $5,000,000.00 to $10,000,000.00..

          b. The current interest rate index of 250 basis points above the 90 day Constant Maturity Treasury ("CMT") shall be changed to 250 basis points above the 1 Year Constant Maturity Treasury ('CMT") and change annually.

2. As modified and/or extended by this Agreement, the programmed lending not and security agreement and guaranty are confirmed, and if the terms and provisions contained in said note in any way conflict with the terms and provisions contained in this Agreement, the terms and provisions herein contained shall prevail:

3. The Agreement shall be binding on the heirs, personal representatives, successors and assigns of the respective parties.


NATIONAL BANK OF COMMERCE TRUST               FIRST WESTERN CORP.
SAVINGS ASSOCIATION, LINCOLN, NE,

BY:   /s/  Mark D Brase                       BY:    /s/  Joel H Wiens
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                                                   Joel Wiens, President


Title   Assistant Vice President
     -------------------------------